UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

March 2, 2021

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02    Results of Operations and Financial Condition.

    On March 4, 2021, The Gap, Inc. (the "Company") issued a press release announcing the Company’s earnings for the fourth quarter and fiscal year ended January 30, 2021. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. A slide presentation, which includes supplemental information relating to the Company's fourth quarter and fiscal year earnings, is furnished as Exhibit 99.2 to this current report.

The information provided pursuant to Item 2.02, including the exhibit furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 (as amended, the "Securities Act") or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

(d)

    On March 2, 2021, the board of directors (the “Board”) of the Company appointed Salaam Coleman Smith to serve as a director of the Company, effective March 22, 2021. The Board did not appoint Ms. Smith to serve on any committees of the Board at the time of her appointment.

In connection with Ms. Smith’s appointment to the Board, she received Company stock units with an initial aggregate value of $170,000 (based on the then-current fair market value of the Company's common stock) upon the effective date of her appointment and will receive an annual cash retainer of $90,000 for her service as a director. The terms of the stock units will be consistent with the stock units for the Company's other non-employee directors, as described under the heading "Compensation of Directors" in the proxy statement for the Company's 2020 annual meeting of shareholders, which description is incorporated herein by reference.

There are no arrangements or understandings between Ms. Smith and any other person pursuant to which she was appointed as a director, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

On March 2, 2021, the Company issued a press release affirming the payment of its previously approved and deferred first quarter fiscal year 2020 dividend, which, as previously announced at the time the dividend was deferred, will be payable on or after April 28, 2021 to shareholders of record at the close of business on April 7, 2021. A copy of the press release is furnished as Exhibit 99.3 to this current report.

On March 4, 2021, the Company issued a press release announcing the election of Salaam Coleman Smith to serve as a director of the Company. A copy of this press release is furnished as Exhibit 99.4 to this current report.

The information provided pursuant to Item 7.01, including the exhibits furnished herewith, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated March 4, 2021 announcing the Company’s earnings for the fourth quarter and fiscal year ended January 30, 2021

99.2	Supplemental slides provided in connection with the Company’s fourth quarter 2020 earnings call

99.3	Press Release dated March 2, 2021 affirming the payment of the Company's previously approved and deferred first quarter fiscal year 2020 dividend

99.4	Press Release dated March 4, 2021 announcing the election of Salaam Coleman Smith to serve as a director of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: March 4, 2021	By:	/s/ Katrina O'Connell
Katrina O'Connell
Executive Vice President and
Chief Financial Officer